UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 16, 2024

The Charles Schwab Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-9700	94-3025021
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 Schwab Way Westlake, Texas	76262
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 859-5000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock - $.01 par value per share	SCHW	New York Stock Exchange
Depositary Shares, each representing a 1/40th ownership interest in a share of 5.95% Non-Cumulative Preferred Stock, Series D	SCHW PrD	New York Stock Exchange
Depositary Shares, each representing a 1/40th ownership interest in a share of 4.450% Non-Cumulative Preferred Stock, Series J	SCHW PrJ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Joseph R. Martinetto as Chief Operating Officer

Joseph R. Martinetto notified The Charles Schwab Corporation (the “Company”) of his resignation from his position as Managing Director and Chief Operating Officer of the Company, effective as of June 28, 2024. Mr. Martinetto will continue to serve as Executive Co-Chairman of the Boards of Directors of the Company’s banking subsidiaries: Charles Schwab Bank, SSB, Charles Schwab Premier Bank, SSB, and Charles Schwab Trust Bank.

Resignation of Peter B. Crawford as Chief Financial Officer

Peter B. Crawford notified the Company of his intent to retire from his Managing Director and Chief Financial Officer position at the Company following a planned transition period with the effective date of his retirement to be determined in the future.

Item 7.01.	Regulation FD Disclosure.

On May 16, 2024, the Company issued a press release announcing several senior leadership transitions, including the resignation of Mr. Martinetto as Chief Operating Officer, the retirement of Mr. Crawford as Chief Financial Officer, the appointment of Michael Verdeschi as Managing Director and Deputy Chief Financial Officer, and the retirement, effective as of June 28, 2024, of Bernard J. Clark as Managing Director and Head of Advisor Services. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information being furnished pursuant to this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that section. Further, the information being furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933 or the Exchange Act.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press Release of The Charles Schwab Corporation dated May 16, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 16, 2024	THE CHARLES SCHWAB CORPORATION

/s/ Peter J. Morgan III Peter J. Morgan III
Managing Director, General Counsel and Corporate Secretary

Exhibit 99.1

News Release
Contacts:
MEDIA: Mayura Hooper Charles Schwab Phone: 415-667-1525	INVESTORS/ANALYSTS: Jeff Edwards Charles Schwab Phone: 415-667-1524

SCHWAB ANNOUNCES EXECUTIVE TRANSITIONS

WESTLAKE, Texas, May 16, 2024 – The Charles Schwab Corporation today announced several executive transitions as part of the firm’s long-term succession planning strategy.

Peter Crawford, after a distinguished 22-year career with the firm, including serving as Chief Financial Officer since 2017, has decided to retire from Schwab following a planned transition period. Crawford will be succeeded by Mike Verdeschi who will join the firm on May 20 as a Managing Director and Deputy Chief Financial Officer. The firm expects to appoint Verdeschi as Chief Financial Officer (CFO) following the transition period with Crawford.

Effective June 28, 2024, Joe Martinetto will transition from his role as Chief Operating Officer to assume the role of Executive Chairperson of the Schwab Banks. Martinetto has served the firm, employees, and clients in multiple roles over the past 25-plus years, including roles as CFO and Treasurer. Most recently, he has successfully overseen the integration and conversion of former Ameritrade clients to Schwab – the largest integration in the history of the investment brokerage industry. Martinetto’s role will not be replaced at this time, and his duties will be assumed by other leaders at the firm.

Also, effective June 28, 2024, Bernie Clark will transition from Head of Advisor Services to an advisory role to the firm. For more than 25 years, Clark has served the firm, employees, and clients in multiple roles, ranging from leading the company’s retail service centers to serving as the head of Advisor Services for most of the past 15 years. Upon Clark’s transition, the company expects to name Jon Beatty, the current Chief Operating Officer of Advisor Services, to assume the role of Head of Advisor Services and join the firm’s Executive Council. Concurrently, Schwab expects to name Tom Bradley as Chief Client Officer for the Advisor Services business, reporting to Beatty. Bradley is currently a Managing Director for Advisor Services.

Walt Bettinger, Co-Chairman and Chief Executive Officer said, “Over the course of a business career as long as mine, I’ve been blessed with the opportunity to serve with many exceptionally talented, dedicated people of high character and integrity who have been my closest colleagues. Without a doubt, Peter Crawford, Joe Martinetto, and Bernie Clark are three of those people. Peter’s leadership has been central to Schwab’s evolution as one of the nation’s largest investment services firms. His deep understanding of our business and strategy has positioned us for continued, long-term success, and his willingness to remain with us to ensure a smooth transition is evidence of his leadership. We are also fortunate to have a seasoned executive with Mike Verdeschi’s experience join us to lead our disciplined approach to financial and balance sheet management as we lay the groundwork for Schwab’s continued growth and success.”

Mr. Bettinger continued, “Joe Martinetto is a uniquely talented individual. Anyone who interacts with him quickly realizes his knowledge of the firm, the markets, finances, and the regulatory world is unmatched. I’m grateful for the extraordinary work Joe has done over the past four years overseeing the integration of Ameritrade with Schwab and thrilled that Joe will continue serving as Executive Chairperson of the Schwab Banks.”

Mr. Bettinger closed by sharing, “Recently, Bernie Clark came to me and suggested that with the Ameritrade integration for advisors complete, and the exceptionally sound footing of the Advisor Services business at Schwab, it was time to make a transition in his duties at the firm. His impact on the independent investment advisor industry is arguably unmatched, leading the industry from its infancy to become one of the fastest growing segments of the investment services world. He has also mentored and developed a strong bench of leaders, including Jon Beatty and Tom Bradley, who share his passion for the industry and will continue to deliver on our commitments to the independent investment advisors we serve. I’m pleased that Bernie will continue to serve in an executive advisory position offering his wisdom and counsel to me personally, as well as the entire leadership team.”

Verdeschi will immediately assume responsibility for the company’s treasury and controller functions, as well as financial planning and analysis. He was most recently Treasurer of Citigroup, where he spent over 30 years. During his tenure at Citigroup, Verdeschi held leadership positions in finance, treasury, and product with increasing levels of responsibility at the firm, including previously serving as Treasurer, Chief Investment Officer and Head of Rates Portfolio Management. He holds a Bachelor of Business Administration and a Master of Business Administration, both from Iona University.

Beatty has worked at Schwab for more than 20 years, all in roles supporting the growth and success of independent investment advisors. He has served as a member of the Advisor Services leadership team for more than 10 years and is currently the business’ Chief Operating Officer. Bradley joined Schwab and the Advisor Services leadership team shortly after the announcement of the acquisition of Ameritrade in early 2020. Prior to joining the company, he served in various independent advisor and retail leadership roles at Ameritrade.

Forward-Looking Statements

This press release contains forward-looking statements, which reflect management’s expectations as of the date hereof. Achievement of these expectations and objectives is subject to risks and uncertainties that could cause actual results to differ materially. Important factors that may cause such differences are described in the company’s most recent reports on Form 10-K and Form 10-Q, which have been filed with the Securities and Exchange Commission and are available on the company’s website (https://www.aboutschwab.com/financial-reports) and on the Securities and Exchange Commission’s website (https://www.sec.gov). The company makes no commitment to update any forward-looking statements.

About Charles Schwab

The Charles Schwab Corporation (NYSE: SCHW) is a leading provider of financial services, with 34.8 million active brokerage accounts, 5.2 million workplace plan participant accounts, 1.8 million banking accounts, and $8.52 trillion in client assets. Through its operating subsidiaries, the company provides a full range of wealth management, securities brokerage, banking, asset management, custody, and financial advisory services to individual investors and independent investment advisors. Its broker-dealer subsidiaries, Charles Schwab & Co., Inc., TD Ameritrade, Inc., and TD Ameritrade Clearing, Inc., (members SIPC, https://www.sipc.org), and their affiliates offer a complete range of investment services and products including an extensive selection of mutual funds; financial planning and investment advice; retirement plan and equity compensation plan services; referrals to independent, fee-based investment advisors; and custodial, operational and trading support for independent, fee-based investment advisors through Schwab Advisor Services. Its primary banking subsidiary, Charles Schwab Bank, SSB (member FDIC and an Equal Housing Lender), provides banking and lending services and products. More information is available at https://www.aboutschwab.com. TD Ameritrade, Inc. and TD Ameritrade Clearing, Inc. are separate but affiliated companies and subsidiaries of TD Ameritrade Holding LLC. TD Ameritrade Holding LLC is a wholly owned subsidiary of The Charles Schwab Corporation. TD Ameritrade is a trademark jointly owned by TD Ameritrade IP Company, Inc. and The Toronto-Dominion Bank.